                      Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 27, 2016
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2016 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended September 30, 2016 and 2015:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended September 30, 2016, reported net income was $3.8 million, or $.28 per diluted share, as compared to $3.6 million, or $.27 per diluted share, during the third quarter of 2015.

As reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations (“FFO”), which excludes the impact of gains and depreciation and amortization incurred by us and our unconsolidated affiliates, increased to $10.1 million, or $.74 per diluted share, during the third quarter of 2016, as compared to $9.4 million, or $.71 per diluted share during the third quarter of 2015. Our FFO during the third quarter of 2016 included the impact of transaction costs incurred amounting to $331,000, or $.02 per diluted share.

Consolidated Results of Operations - Nine-Month Periods Ended September 30, 2016 and 2015:

For the nine-month period ended September 30, 2016, reported net income was $12.8 million, or $.95 per diluted share, as compared to $19.3 million, or $1.45 per diluted share, during the comparable nine-month period of 2015.

As reflected on the Supplemental Schedule, our reported results for the first nine months of 2015 included an $8.7 million, or $.66 per diluted share, gain realized on a property exchange transaction that occurred in May, 2015. After neutralizing the impact of the gain from the financial results for the nine-month period ended September 30, 2015, our adjusted net income increased $2.2 million, or $.16 per diluted share, during the first nine months of 2016, as compared to the comparable period of 2015. The increase consisted primarily of increased net income generated at various properties as well as the favorable impact on our net income resulting from the property exchange transaction in May, 2015, as discussed below.

As calculated on the Supplemental Schedule, our FFO increased to $30.7 million, or $2.29 per diluted share, during the first nine months of 2016, as compared to $28.4 million, or $2.13 per diluted share, during the first nine months of 2015. Transaction costs incurred by us during the nine-month period ended September 30, 2016, were approximately $477,000, or $.04 per diluted share, as compared to $204,000, or $.02 per diluted share, during the comparable period of 2015.

Acquisitions:

In September, 2016, we purchased the Frederick Memorial Hospital Crestwood, a medical office building located in Frederick, Maryland, for a net purchase price of approximately $24.3 million.  The property, which consists of approximately 62,300 rentable square feet, is fully occupied pursuant to the terms of triple-net leases with an average remaining lease term of approximately twelve years.

Dividend Information:

The third quarter dividend of $.65 per share was paid on September 30, 2016.

Capital Resources Information:

In May, 2016, we amended our revolving credit agreement to, among other things, increase the borrowing capacity to $250 million from $185 million.  At September 30, 2016, we had $192.3 million of borrowings outstanding pursuant to the terms of our amended revolving credit agreement and $55.0 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At-The-Market Equity Issuance Program (“ATM Program”):

During the second quarter of 2016, we recommenced our at-the-market equity issuance program  pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of approximately $23.3 million to or through Merrill Lynch, Pierce, Fenner and Smith, Incorporated (“Merrill Lynch”), as sales agent and/or principal. The common shares were offered pursuant to the Registration Statement filed with the Securities and Exchange Commission, which became effective during the fourth quarter of 2015.

Pursuant to the ATM Program, during the first nine months of 2016, we issued 249,016 shares at an average price of $55.30 per share (all of which were issued during the second quarter) which generated approximately $13.2 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses). Since inception of this program through September 30, 2016, we have issued 829,916 shares at an average price of $48.77 per share, which generated approximately $38.8 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

Property Exchange Transaction:

In May, 2015, in exchange for the real property of Sheffield Medical Building, a 73,446 square foot medical office building (“MOB”) located in Atlanta, Georgia, we received, from an unrelated party, $2 million in cash and the real property of two MOBs located in Sandy Springs and Vinings, Georgia. Based upon the fair value of the assets exchanged, this transaction resulted in an $8.7 million gain which is included in our financial results for the nine-month period ended September 30, 2015.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, surgery centers, free-standing emergency departments, childcare centers and medical/office buildings. We have investments in sixty-five properties located in twenty states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2015 and in Item 2-Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2016), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on divestitures and gains on property exchanges.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition.  FFO adjusts for the effects of gains, such as the gain on property exchange transaction that occurred during the first nine months of 2015.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2015 and our report on Form 10-Q for the quarterly period ended June 30, 2016. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2016 and 2015

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Base rental - UHS facilities	$4,066	$4,019	$12,226	$11,916
Base rental - Non-related parties	9,273	8,763	27,118	26,438
Bonus rental - UHS facilities	1,118	1,085	3,557	3,453
Tenant reimbursements and other - Non-related parties	2,168	1,620	5,984	5,523
Tenant reimbursements and other - UHS facilities	176	199	603	607
	16,801	15,686	49,488	47,937
Expenses:
Depreciation and amortization	5,893	5,424	16,872	16,817
Advisory fees to UHS	832	708	2,380	2,067
Other operating expenses	4,663	4,461	13,603	13,921
Transaction costs	331	-	477	204
	11,719	10,593	33,332	33,009
Income before equity in income of unconsolidated limited liability companies ("LLCs"), interest expense and gain	5,082	5,093	16,156	14,928
Equity in income of unconsolidated LLCs	1,110	561	3,396	1,826
Gain on property exchange	-	-	-	8,742
Interest expense, net	(2,374)	(2,015)	(6,783)	(6,157)
Net income	$3,818	$3,639	$12,769	$19,339
Basic earnings per share	$0.28	$0.27	$0.95	$1.46
Diluted earnings per share	$0.28	$0.27	$0.95	$1.45

Weighted average number of shares outstanding - Basic	13,575	13,298	13,426	13,289
Weighted average number of share equivalents	-	4	5	8
Weighted average number of shares and equivalents outstanding - Diluted	13,575	13,302	13,431	13,297

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended September 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,818	$0.28	$3,639	$0.27
Adjustment:
Less: Gain on property exchange	-	-	-	-
Adjusted net income	$3,818	$0.28	$3,639	$0.27

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,818	$0.28	$3,639	$0.27
Plus: Depreciation and amortization expense:
Consolidated investments	5,781	0.43	5,332	0.40
Unconsolidated affiliates	463	0.03	433	0.04
FFO	$10,062	$0.74	$9,404	$0.71

Dividend paid per share		$0.650		$0.640

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the nine months ended September 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Nine Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$12,769	$0.95	$19,339	$1.45
Adjustment:
Less: Gain on property exchange	-	-	(8,742)	(0.66)
Adjusted net income	$12,769	$0.95	$10,597	$0.79

Calculation of Funds From Operations (“FFO”)

	Nine Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$12,769	$0.95	$19,339	$1.45
Plus: Depreciation and amortization expense:
Consolidated investments	16,549	$1.23	16,520	1.24
Unconsolidated affiliates	1,378	$0.11	1,261	0.10
Less: Gain on property exchange	-	$-	(8,742)	(0.66)
FFO	$30,696	$2.29	$28,378	$2.13

Dividend paid per share		$1.945		$1.915

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$517,726	$469,933
Accumulated depreciation	(133,929)	(121,161)
	383,797	348,772
Land	48,615	41,724
Net Real Estate Investments	432,412	390,496
Investments in and advances to limited liability companies ("LLCs")	36,765	31,597
Other Assets:
Cash and cash equivalents	3,982	3,894
Base and bonus rent receivable from UHS	2,256	2,116
Rent receivable - other	4,649	4,292
Intangible assets (net of accumulated amortization of $25.8 million and $25.1 million at September 30, 2016 and December 31, 2015, respectively)	23,014	19,757
Deferred charges and other assets, net	7,311	6,351
Total Assets	$510,389	$458,503
Liabilities:
Line of credit borrowings	$192,250	$142,150
Mortgage and other notes payable, non-recourse to us, net	107,660	110,156
Accrued interest	551	504
Accrued expenses and other liabilities	10,037	6,807
Tenant reserves, deposits and prepaid rents	4,548	3,844
Total Liabilities	315,046	263,461
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2016 - 13,598,082; 2015 - 13,327,020	136	133
Capital in excess of par value	255,466	241,700
Cumulative net income	568,055	555,286
Cumulative dividends	(628,214)	(601,983)
Accumulated other comprehensive loss	(100)	(94)
Total Equity	195,343	195,042
Total Liabilities and Equity	$510,389	$458,503